Exhibit 3.241

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “VILLE PLATTE PHYSICIAN PRACTICES, LLC”, FILED IN THIS OFFICE ON THE SECOND DAY OF MARCH, A.D. 2007, AT 6:57 O’CLOCK P.M.

/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State
4310746 8100	AUTHENTICATION: 5478418

070275514	DATE: 03-05-07

1

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:48 PM 03/02/2007
FILED 06:57 PM 03/02/2007
SRV 070275514 - 4310746 FILE

CERTIFICATE OF FORMATION
OF

VILLE PLATTE PHYSICIAN PRACTICES, LLC

The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware, particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the Delaware Limited Liability Company Act (the “Act”), hereby certifies that:

FIRST: The name of the limited liability company is Ville Platte Physician Practices, LLC (the “Company”).

SECOND:    The address of the registered office and the name and address of the registered agent of the Company required to be maintained by Section 18-104 of the Act is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of February 28, 2007.

By:	/s/ Mary Kim E. Shipp
Mary Kim E. Shipp
Authorized Person

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “VILLE PLATTE PHYSICIAN PRACTICES, LLC”, CHANGING ITS NAME FROM “VILLE PLATTE PHYSICIAN PRACTICES, LLC” TO “MERCY PHYSICIAN PRACTICES, LLC”, FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF NOVEMBER, A.D. 2011, AT 2:48 O’CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
4310746 8100	AUTHENTICATION: 9166427

111208271	DATE: 11-18-11
You may verify this certificate online
at corp.delaware.gov/authver.shtml

1

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:54 PM 11/17/2011
FILED 02:48 PM 11/17/2011
SRV 111208271 - 4310746 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1.              Name of Limited Liability Company:  Ville Platte Physician Practices, LLC

2.              The Certificate of Formation of the limited liability company is hereby amended as follows:

Article First is hereby deleted in its entirety and replaced with the following:

FIRST: The name of the limited liability company is Mercy Physician Practices, LLC (the “Company”).

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 16th day of November, A.D. 2011.

By:	/s/ Christy S. Green
Authorized Person(s)

Name:	Christy S. Green
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